Share Exchange Agreement

This SHARE EXCHANGE AGREEMENT dated as of this 26th day of April 2006, (the "Agreement") among East Coast Diversified Corporation, a Nevada corporation ("ECDV"), Miami Renaissance Group, Inc., a privately-held Florida corporation ("MRG") and the majority shareholders of MRG. (collectively the "Majority Shareholders").

Whereas, ECDV wishes to acquire 100% of the issued and outstanding shares of common stock of MRG in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and as a result of this Agreement, MRG will become a wholly-owned subsidiary of ECDV.

Now, therefore, ECDV, MRG and the Majority Shareholders, who constitute entire the board of directors of MRG adopt this share exchange agreement and agree as follows:

1. EXCHANGE OF STOCK

1. NUMBER OF SHARES. The Majority Shareholders have agreed to enter into this share exchange agreement and the shareholders of MRG will either submit for transfer to ECDV at the Closing (defined below) the certificates evidencing the number of shares of common stock of MRG, $.001 par value per share (the "MRG Shares"), shown opposite their names in Exhibit A, or if such certificates are not in their physical possession, said number of MRG Shares shall be canceled, in exchange for newly issued shares of ECDV common stock, par value $.001 ("ECDV Shares"), providing for an aggregate of 3,750,000 ECDV Shares. In addition, the Majority Shareholders and certain other minority shareholders of MRG have agreed to exchange a portion of their MRG Shares into Series A Convertible Preferred Stock (the "Preferred Stock"), which holders of Preferred Stock which Preferred Stock will have conversion rights into ECDV Shares at a ration of 1 ECDV Preferred Share into 100 ECDV Shares and each ECDV Preferred Share shall entitle the holder to 100 votes for each ECDV Preferred Share on all matters submitted to a vote or consent by holders of ECDV Shares.

1.2. EXCHANGE OF CERTIFICATES. Each shareholder owning MRG Shares shall surrender such certificate(s) for cancellation to ECDV, or such MRG Shares shall otherwise be canceled on the books of MRG and in exchange shall be issued and receive newly issued ECDV Shares. The share exchange of MRG Shares by the shareholders of MRG Shares into ECDV Shares shall be effected by ECDV at the Closing.

1.3. FURTHER ASSURANCES. At the Closing and from time to time thereafter, the Majority Shareholders shall execute such additional instruments and take such other action as ECDV and MRG may request in order to effectively consummate the transactions and purposes of this Agreement.

2. ECDV SHARES AND PREFERRED STOCK. The MRG Shares shall be exchanged into a number of ECDV Shares and/or Preferred Stock as set forth on Exhibit A below.

3. CLOSING.

3.1. TIME AND PLACE. The Closing contemplated herein shall be held as soon as possible at the offices of ECDV or such other place or time as is agreed to by the parties without requiring the meeting of the parties hereto. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by the written agreement of the parties.

3.2. FORM OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

4. REPRESENTATIONS AND WARRANTIES OF MAJORITY SHAREHOLDERS

The Majority Shareholders, individually and collectively, represent and warrant as follows:

4.1. TITLE TO SHARES. The Majority Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of a majority of the issued and outstanding MRG Shares as set forth on Exhibit A.

4.2. LITIGATION. There is no litigation or proceeding pending, or to any of the Majority Shareholder's knowledge threatened, against or relating to the MRG Shares held by the Majority Shareholders.

5. REPRESENTATIONS AND WARRANTIES OF ECDV.

ECDV represents and warrants that:

5.1. CORPORATE ORGANIZATION. ECDV is a corporation duly organized under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

5.2. REPORTING COMPANY STATUS. ECDV has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form 10-SB which became effective on October 6, 2003 pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and is a current reporting company pursuant to Section12 (g) of the Exchange Act.

5.3. CAPITALIZATION. The authorized capital stock of ECDV consists of 74,000,000 shares of common stock, $.001 par value per share and 1,000,000 shares of preferred stock. The board of directors of ECDV has authorized and designated a Series A Convertible Preferred Stock, which grants holders 100 votes per share of Preferred Stock on all matters submitted to a vote of shareholders and provides for conversion rights into ECDV Common Stock, commencing May 1, 2007 at a ratio of one (1) share of Preferred Stock into 100 ECDV Shares.

5.4. ISSUED STOCK. All the outstanding ECDV Shares are duly authorized and validly issued, fully paid and non-assessable.

5.5. STOCK RIGHTS. There are no stock grants, options, rights, warrants or other rights to purchase or obtain ECDV Shares or any preferred stock issued or committed to be issued. The parties agree that no options have been granted under any Stock Option Plan nor will any be granted without the prior agreement of the parties hereto.

5.6. CORPORATE AUTHORITY. ECDV has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

5.7. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by ECDV’s board of directors.

5.8. SUBSIDIARIES. ECDV has no subsidiaries.

5.9. FINANCIAL STATEMENTS. The financial statements of ECDV dated as of January 31, 2006, which are part of the Form 10-QSB quarterly report of ECDV for the period ended January 31, 2006, filed with the SEC on March 8, 2006 ("ECDV Financial Statements"), fairly present the financial condition of ECDV as of the date therein in conformity with generally accepted accounting principles consistently applied.

5.10. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the ECDV Financial Statements, ECDV did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

5.11. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of ECDV since the date of the ECDV Financial Statements.

5.12. LITIGATION. There is not, to the knowledge of ECDV, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against ECDV.

5.13. CONTRACTS. Except as set out by attached schedule, ECDV is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

5.14. NO VIOLATION. The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of ECDV is subject or by which ECDV is bound.

6. REPRESENTATIONS AND WARRANTIES OF MIAMI.

MIAMI represents and warrants that:

6.1. CORPORATE ORGANIZATION AND GOOD STANDING. MRG is a corporation duly organized in February 2004, validly existing, and in good standing under the laws of the State of Florida and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

6.2. CAPITALIZATION. MRG's authorized capital stock consists of 50,00,000 shares of Common Stock, $.001 par value per share ("MRG Shares"), of which 20,495,000 shares are issued and outstanding as of the date of this Agreement.

6.3. ISSUED STOCK. All the outstanding MRG Shares are duly authorized and validly issued, fully paid and non-assessable.

6.4. STOCK RIGHTS. There are no stock grants, options, rights, warrants or other rights to purchase or obtain MRG Shares nor are any MRG Shares committed to be issued except under this Agreement.

6.5. CORPORATE AUTHORITY. MRG has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

6.6. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by MRG board of directors and consented to by the Majority Shareholders.

6.7. SUBSIDIARIES. MRG is the general partner of Miami Renaissance Partners, LTD and has no other wholly owned active and/or inactive subsidiaries.

6.8. FINANCIAL STATEMENTS. MRG's financial statements dated as of December 31, 2005 and 2004, copies of which will have been delivered by MRG to ECDV prior to the Closing Date, shall be audited by independent public accountants according the requirements of Regulation S-X promulgated by the SEC, and shall fairly present the financial condition of MRG the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied (the "MRG Financial Statements"). MRG acknowledges and agrees that as a condition to the Closing of this Agreement on the Closing Date, that the audited MRG Financial Statements for such periods must satisfy the requirements under the Exchange Act. The failure of MRG to provide audited MRG Financial Statements that fairly present the financial condition of MRG as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied within a date not more than four (4) days from the Closing Date, unless the parties shall mutually agree in writing to an extension of such date, shall constitute a breach of Section 9 below and shall be a basis for the termination of this Agreement as set forth under Section 13 hereto.

6.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the MRG Financial Statements, MRG did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

6.10. NO MATERIAL CHANGES. Except as set out by attached schedule, if any, there has been no material adverse change in the business, properties, or financial condition of MRG since the date of the MRG Financial Statements.

6.11. LITIGATION. To the knowledge of MRG, there is no any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against MRG.

6.12. CONTRACTS. Except as set out by attached schedule, if any, MRG is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement, other than as provided under this Agreement.

6.13. TITLE. Except as set out by attached schedule, if any, MRG has good and marketable title to all the real property and good and valid title to all other property included in the MRG Financial Statements. Except as set out in the balance sheet thereof, the properties of MRG are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of MRG.

6.14. TAX RETURNS. Except as set forth on the attached schedule, if any, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments will be properly prepared and filed by MRG for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the MRG Financial Statements are adequate to cover any such taxes that may be assessed against MRG in respect of its business and its operations during the periods covered by the MRG Financial Statements and all prior periods.

6.15. NO VIOLATION. The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of MRG is subject or by which MRG is bound.

7. CONDUCT PENDING THE CLOSING

ECDV, MRG and the Majority Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

7.1 No change will be made in the charter documents, by-laws, or other corporate documents of ECDV.

7.2. ECDV will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

7.3. MRG will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

7.4 MRG shall have prepared and delivered to the Shareholders and ECDV the MRG Financial Statements as proved in Section 6.8 above.

7.5. None of the Majority Shareholders listed in Exhibit A will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the MRG shares of common stock owned by them.

8. CONDITIONS PRECEDENT TO OBLIGATION OF MRG.

MRG’s obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Shareholders as appropriate:

8.1. MRG’s REPRESENTATIONS AND WARRANTIES.

The representations and warranties of MRG set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

8.2. MRG’S COVENANTS. MRG shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

8.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the board of directors of MRG.

8.4. SUPPORTING DOCUMENTS OF MRG.

MRG shall have delivered to ECDV supporting documents in form and substance reasonably satisfactory to the Majority Shareholders, to the effect that:

(a) A good standing certificate from the State of Florida, the jurisdiction of MRG’s state of organization, stating that MRG is a corporation duly organized, validly existing, and in good standing;

(b) A Secretary’s certificate stating that MRG has the authorized capital stock as is set forth herein;

(c) Certified copies of the resolutions of the board of directors of MRG authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby;

(d) A Secretary’s certificate of incumbency of the officers and directors of MRG;

(e) MRG’s Financial Statements; and

(f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

9. CONDITIONS PRECEDENT TO OBLIGATION OF ECDV

ECDV’s obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by MRG:

9.1. ECDV’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of ECDV set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

9.2. ECDV’S COVENANTS. ECDV shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

9.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of ECDV and by written consent of the holders of a majority of the issued and outstanding ECDV Shares.

9.4. SUPPORTING DOCUMENTS OF ECDV. ECDV shall have delivered to MRG supporting documents in form and substance reasonably satisfactory to MRG, to the effect that:

(a) A certificate from the State of Nevada, the jurisdiction of ECDV’s state of organization, stating that ECDV is a corporation duly organized and validly existing;

(b) A Secretary’s certificate stating that ECDV is authorized capital stock is as set forth herein;

(c) Copies of the resolutions of the board of directors of ECDV authorizing the execution of this Agreement and the consummation hereof;

(d) A Secretary’s certificate of incumbency of the officers and directors of ECDV;

(e) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

10. POST-CLOSING CONDUCT AND COVENANTS.

For the period of two years following the Closing:

(a) ECDV shall take all reasonable efforts and action necessary to be current under the reporting requirements of the Exchange Act;

(b) ECDV will take no action to terminate its registration under Section 12(g) the Exchange Act; and

(c) ECDV shall utilize the services of a recognized stock transfer agent and shall execute and deliver all necessary and proper documentation to effect in an expeditious manner the transfer and/or cancellation of the MRG Shares subject to the requirements of the Federal securities laws.

11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

The representations and warranties of the Majority Shareholders, MRG and ECDV set out herein shall survive the Closing.

12.ARBITRATION

12.1 SCOPE. The parties hereby agree that any and all under the terms of this Agreement will be resolved by arbitration before the American Arbitration Association within Miami Dade County, Florida.

12.2. APPLICABLE LAW. The law applicable to the arbitration and this Agreement shall be that of the State of Florida, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

12.3. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

12.4. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

12.5. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this Agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this Agreement.

12.6. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

12.7. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney’s fees to the prevailing party.

12.8. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, under this Agreement based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief, or rights of affiliates of the Shareholders under a separate securities compliance services agreement or a secured note and pledge agreement executed in connection with the securities compliance services agreement.

12.9. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this Agreement for any reason.

13. GENERAL PROVISIONS.

13.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

13.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

13.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

13.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to ECDV, to:

East Coast Diversified Corporation
2090 Oak Tree Rd., Suite 15
Edison, NJ 08820

If to Miami Renaissance Group, Inc. to:
2090 Oak Tree Rd., Suite 15
Edison, NJ 08820

If to the Majority Shareholders, to:
Richard Margulies
Frank Rovito
Aaron Miller Goldstein
2090 Oak Tree Rd., Suite 15
Edison, NJ 08820

13.5. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

13.6. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

13.7. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

13.8. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

13.9. SCHEDULES. All exhibits an/or schedules attached hereto, if any, shall be acknowledged by each party by signature and/or initials thereon and shall be dated.

13.10. EFFECTIVE DATE. The effective date of this Agreement shall be April 26, 2006.

SIGNATURE PAGE ON FOLLOWING PAGE

SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT AMONG ECDV, MRG AND THE MAJORITY SHAREHOLDERS OF MRG IN WITNESS WHEREOF,

The parties have duly executed this Agreement this 26th day of April 2006.

East Coast Diversified Corp.

By:_____________________________

Aaron Miller Goldstein, Secretary and Director

Miami Renaissance Group, Inc.

By: ________________________________

Frank Rovito, CFO, Treasurer and Director